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                                                                    Exhibit 4.31

                                                                  EXECUTION COPY

                                AMENDMENT NO.1 TO
                         THE ELDER-BEERMAN MASTER TRUST
                            SERIES 2000-1 SUPPLEMENT


                  AMENDMENT NO. 1 TO THE ELDER-BEERMAN MASTER TRUST SERIES 2000-1 SUPPLEMENT (the "Amendment"), dated as of July 9, 2002 among THE EL-BEE RECEIVABLES CORPORATION, a Delaware corporation (the "Transferor"), THE EL-BEE CHARGIT CORP., an Ohio corporation (the "Servicer") and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (f/k/a Bankers Trust Company), as Trustee (the "Trustee").

                  PRELIMINARY STATEMENTS

                  (1). The Transferor, the Servicer and the Trustee entered into that certain Elder-Beerman Master Trust Pooling and Servicing Agreement dated as of December 19, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement"). All capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement or the Series 2000-1 Supplement (as defined below), as applicable.

                  (2). The Transferor, the Servicer and the Trustee entered into that certain Elder-Beerman Master Trust Series 2000-1 Supplement dated as of May 19, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Series 2000-1 Supplement") pursuant to which a Series of Investor Certificates known as the "Series 2000-1 Certificates" was created.

                  (3) The Series 2000-1 Certificates were issued pursuant to the Series 2000-1 Certificate Purchase Agreement, dated as of May 19, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Certificate Purchase Agreement") among the El-Bee Receivables Corporation, as Seller, Corporate Receivables Corporation, EagleFunding Capital Corporation and the other commercial paper conduits from time to time party thereto, as Conduit Purchasers (the "Conduit Purchasers"), Citibank, N.A., EagleFunding Capital Corporation and the other financial institutions from time to time party thereto, as Committed Purchasers (the "Committed Purchasers"), Citicorp North America, Inc., Fleet Securities, Inc. (f/k/a FleetBoston Robertson Stephens Inc.) and the other financial institutions from time to time party thereto, as Managing Agents (the "Managing Agents"), Citicorp North America, Inc., as Program Agent for the Purchasers (the "Program Agent") and the Trustee (the "Certificate Purchase Agreement").

                  (4) The parties hereto have agreed to make certain amendments to the Series 2000-1 Supplement upon the terms and conditions and as set forth herein.




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         SECTION 1. Amendments to the Series 2000-1 Supplement. The Series
2000-1 Supplement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                  (a) The definition of "Amortization Date" in Section 2.01 thereof is hereby deleted in its entirety and replaced by the following:


                  "Amortization Date" means July 9, 2005.

                  (b) The definition of "Class A Expected Final Payment Date" in
Section 2.01 thereof is hereby deleted in its entirety and replaced by the following:


                  "Class A Expected Final Payment Date" means July 9, 2006.

                  (c) The definition of "DCR" in Section 2.01 thereof is hereby deleted in its entirety and replaced by the following in the applicable alphabetical location:


                  "Fitch" means Fitch Ratings, Inc. and any successor thereto.

                  (d) Each reference therein and in the other Transaction Documents to "DCR" shall be deemed to be a reference to "Fitch".

                  (e) Section 6.01(l) thereof is hereby deleted in its entirety and replaced with the following:


                  (l) the average of the Excess Spread Percentage for three consecutive Due Periods is less than 1%;

                  (f) Section 6.01(o) thereof is hereby deleted in its entirety and replaced with the following:

                  (o) the failure to maintain in full force and effect at all times Swaps or Caps (or any combination thereof) having a combined aggregate notional amount of at least the Class A Invested Amount, with a Hedge Provider, the short term debt obligations of each of which are rated at least "A-1+" by Standard & Poor's and "P-1" by Moody's, provided that if, on any date, any such ratings fall below "A-1+" or "P-1", as the case may be, such Hedge Agreement shall be replaced by a Replacement Hedge Agreement with a Replacement Hedge Provider, the short term debt obligations of which are rated at least "A-1+" by Standard & Poor's and "P-1" by Moody's, within 30 calendar days of such date;

                  (g) Section 6.01(q) thereof is hereby deleted in its entirety and replaced with the following:


                  (q) the average of the Net Loss Percentage for three consecutive Due Periods exceeds 8%;


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                  (h) Section 6.01(r) thereof is hereby deleted in its entirety and replaced with the following:


                  (r) the average of the Dilution Ratio for three consecutive Due Periods exceeds 6%;

                  (i) Section 6.01(s) thereof is hereby deleted in its entirety and replaced with the following:


                  (s) the average of the Monthly Payment Rate for three consecutive Due Periods is less than 12%;

         SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, (a) the Program Agent shall have received counterparts of this Amendment and that certain Amendment No. 1 to Certificate Purchase Agreement of even date herewith executed by all of the parties hereto; (b) the Program Agent and the Trustee shall have received all of the documents, in form and substance satisfactory to the Program Agent and the Trustee and in sufficient copies as indicated by the Program Agent and the Trustee, required pursuant to the Series 2000-1 Supplement and the Pooling and Servicing Agreement for the amendments contemplated herein and (d) the Program Agent, the Managing Agents and the Trustee shall have received all fees and expenses due and payable in connection with the preparation, negotiation, execution, delivery and administration of this Amendment.

         SECTION 3. Reference to and Effect on the Transaction Documents.

                  (a) On and after the effectiveness of this Amendment, each reference in the Series 2000-1 Supplement to "this Supplement", "hereunder", "hereof" or words of like import referring to the Series 2000-1 Supplement, and each reference in the Transaction Documents to the "Series 2000-1 Supplement", "thereunder", "thereof" or words of like import referring to the Series 2000-1 Supplement shall mean and be a reference to such Series 2000-1 Supplement, as amended by this Amendment.

                  (b) The Series 2000-1 Supplement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Transaction Documents, nor constitute a waiver of any provision of the Transaction Documents.

         SECTION 4. Costs and Expenses. The Transferor agrees to pay on demand all costs and expenses of the Program Agent and the Trustee in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment, the Series 2000-1 Supplement and the Certificate Purchase Agreement and the other instruments and documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and expenses of counsel for the Program Agent and the Trustee.



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         SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   THE EL-BEE RECEIVABLES
                                   CORPORATION


                                   By:____________________________
                                   Name:
                                   Title:


                                   THE EL-BEE CHARGIT CORP.


                                   By:____________________________
                                   Name:
                                   Title:


                                   DEUTSCHE BANK TRUST COMPANY
                                   AMERICAS (f/k/a BANKERS TRUST
                                   COMPANY),
                                   not in its individual capacity
                                   but solely as Trustee


                                   By:____________________________
                                   Name:
                                   Title:


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                     CONSENT OF INVESTOR CERTIFICATEHOLDERS

                  The undersigned, being all of the Investor Certificateholders of the Series 2000-1 Certificates, hereby consent to the terms and conditions of Amendment No. 1 to The Elder-Beerman Master Trust Series 2000-1 dated as of July 9, 2002 (the "Amendment"), to which this Consent is attached and the execution thereof by the Transferor, the Servicer and the Trustee. Capitalized terms used in the preceding sentence shall have the meanings given to such terms in the Amendment.

                                     CITICORP NORTH AMERICA, INC.,
                                     on behalf of the "Purchasers"
                                     in its related "Purchaser Group"


                                     By: ______________________________
                                     Name:
                                     Title:


                                     FLEET SECURITIES, INC.,
                                     on behalf of the "Purchasers"
                                     in its related "Purchaser Group"


                                     By: ______________________________
                                     Name:
                                     Title: